Exhibit 4.4
SIXTH SUPPLEMENTAL INDENTURE
HEALTHSOUTH CORPORATION
5.75% SENIOR NOTES DUE 2024
WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Trustee
Dated as of August 7, 2015

i

SIXTH SUPPLEMENTAL INDENTURE, dated as of August 7, 2015 (this “Sixth Supplemental Indenture”), among HEALTHSOUTH CORPORATION, a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor to The Bank of Nova Scotia Trust Company of New York), as trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS the Company has heretofore entered into a senior indenture, dated as of December 1, 2009 (the “Base Indenture”), with the Trustee;
WHEREAS, pursuant to the Base Indenture, as supplemented by a Fourth Supplemental Indenture, dated as of September 11, 2012 (the “Fourth Supplemental Indenture,” and together with the Base Indenture, the “Existing Indenture”), between the Company, the Subsidiary Guarantors, and the Trustee, the Company previously has issued $850,000,000 in aggregate principal of 5.75% Senior Notes due 2024 (the “Initial Securities”) in registered public offerings;
WHEREAS, the Company may, from time to time on or after the date hereof, desire to issue Additional Securities under the Existing Indenture (the “Securities”) in transactions that are exempt from the registration requirements of the Securities Act, which Securities may be resold in the United States to Qualified Institutional Buyers (as defined herein) pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in transactions outside the United States pursuant to Regulation S under the Securities Act (“Regulation S,” and such issuance and resale under Rule 144A and Regulation S, a “Private Placement”);
WHEREAS, in connection with a Private Placement, the Company and the Subsidiary Guarantors may enter into a registration rights agreement with the initial purchasers of the Securities pursuant to which the Company and the Subsidiary Guarantors agree to exchange Securities bearing the Private Placement Legend (as defined herein) for Exchange Securities (as defined herein, and such offer, an “Exchange Offer”) and to conduct a Private Exchange (as defined herein);
WHEREAS, the Existing Indenture does not contemplate the transfer of beneficial interests in, and the legending of, the Securities with respect to a Private Placement or the exchange of the Securities for Exchange Securities or Private Exchange Securities (as defined herein);
WHEREAS, the Company and the Subsidiary Guarantors further desire to amend certain provisions of the Existing Indenture to, among other things, permit electronic delivery of certain notices with respect to the Initial Securities and any Additional Securities issued on or after the date hereof in accordance with the Depositary’s procedures;
WHEREAS, the Existing Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, pursuant to Section 14.01(6) and (9) of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without notice to or consent of any Holder to (1) make any change that does not adversely affect the rights of any Holder, and (2) make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities, provided, however, that (a) compliance with the Indenture would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;
WHEREAS, this Sixth Supplemental Indenture will not make any change that adversely affects the rights of any Holder;
WHEREAS, this Sixth Supplemental Indenture will supplement and amend the provisions of the Indenture relating to the transfer, exchange and legending of the Securities but (1) compliance with the Indenture will not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (2) the rights of Holders to transfer Securities will not be materially and adversely affected thereby; and
WHEREAS all conditions necessary to authorize the execution and delivery of this Sixth Supplemental Indenture and to make it a valid and binding obligation of the Company and the Subsidiary Guarantors have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS; CONFLICTS
All capitalized terms used herein and not otherwise defined in this Sixth Supplemental Indenture shall have the meanings ascribed thereto in the Existing Indenture. If and to the extent that the provisions of the Existing Indenture are duplicative of, or in contradiction with, the provisions of this Sixth Supplemental Indenture, the provisions of this Sixth Supplemental Indenture shall govern, but solely with respect to the Securities.
ARTICLE II

AMENDMENT OF FOURTH SUPPLEMENTAL INDENTURE
SECTION 2.01.    Amendment of Preamble of Fourth Supplemental Indenture. The term “Supplemental Indenture” in the Fourth Supplemental Indenture is hereby amended to mean the Fourth Supplemental Indenture, as amended by this Sixth Supplemental Indenture.
SECTION 2.02.    Addition of Exhibits to Fourth Supplemental Indenture. Exhibits A through F to this Sixth Supplemental Indenture are hereby appended to and made part of the Fourth Supplemental Indenture as Exhibits C through H, respectively.
SECTION 2.03.    Amendment of Section 2.01 of Fourth Supplemental Indenture    . Section 2.01 of the Fourth Supplemental Indenture is hereby amended by inserting the following terms in alphabetical order where they appear in such Section:
“Exchange Offer” means an offer by the Company and the Subsidiary Guarantors to exchange Securities bearing the Private Placement Legend for Exchange Securities.
“Exchange Securities” means securities offered pursuant to the terms of an Exchange Offer and identical in all material respects to the Securities, except such securities would not be subject to restrictions on transfer or to the payment of additional cash interest on the Securities in certain circumstances. For the avoidance of doubt, the term “Securities” herein shall include Exchange Securities.
“Individual Securities” means Securities issued in definitive form in substantially the form set forth in Exhibit C and bearing the applicable legends, if any.
“Initial Purchaser” means any initial purchaser from the Company of Restricted Securities issued by the Company in an offering that is exempt from the registration requirements of the Securities Act.
“Institutional Accredited Investor” or “IAI” means an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Permanent Regulation S Global Security” has the meaning given to such term in Section 3.01.
“Private Exchange” means an exchange pursuant to which a purchaser of Securities that holds such Securities acquired by it and having the status of an unsold allotment would have the right to receive a like principal amount of securities that are identical to the Exchange Securities in all material respects, except for the existence of restrictions on transfer thereof under the Securities Act and applicable blue sky securities laws of the United States of America.
“Private Exchange Securities” means Securities issued in a Private Exchange. For the avoidance of doubt, the term “Securities” herein shall include Private Exchange Securities.
“Private Placement Legend” means the relevant legends initially set forth on the Securities in the form set forth in Exhibit D.
“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Restricted Security” means a Security that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Registrar shall be entitled to request and conclusively rely on a legal opinion reasonably satisfactory to the Company and the Registrar with respect to whether any Security constitutes a Restricted Security.
“Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act.
“Special Interest” means any additional cash interest on the Securities assessed under the circumstances, and to the extent, set forth in a registration rights agreement among the Company, the subsidiary guarantors party thereto and the initial purchasers of the Securities.
“Temporary Regulation S Global Security” has the meaning given to such term in Section 3.01.
SECTION 2.04.    Amendment of Section 3.01 of Fourth Supplemental Indenture    . Section 3.01 of the Fourth Supplemental Indenture is hereby amended and restated to read in its entirety as follows with respect to the Securities:
“SECTION 3.01. Form. Provisions relating to the Securities are set forth in Exhibit A and Exhibit C hereto, which are hereby incorporated in and expressly made a part of this Supplemental Indenture. The Securities and the Trustee’s certificate of authentication thereto shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms of the Securities set forth in Exhibit A are part of the terms of this Supplemental Indenture.

Securities may be issued from time to time in transactions exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. Any Securities so issued shall be Restricted Securities and shall be issued bearing the Private Placement Legend. Restricted Securities to be resold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global securities in registered form, substantially in the form of Exhibit C (each a “144A Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and shall bear the Private Placement Legend. Restricted Securities offered and sold or to be resold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global security in registered form, substantially in the form of Exhibit C (the “Temporary Regulation S Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the

Company and authenticated by the Trustee in accordance with the terms of the Indenture and shall bear the Private Placement Legend. If required, reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Securities in reliance on Regulation S and the issue date of the Securities, upon receipt by the Trustee and the Company of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Security is a Non-U.S. Person, substantially in the form of Exhibit G from the Depositary, a single permanent global security in registered form substantially in the form of Exhibit C (the “Permanent Regulation S Global Security,” and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) duly executed by the Company and authenticated by the Trustee in accordance with terms of the Indenture shall be deposited with the Trustee, as custodian for the Depositary, and, in such case, the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Security and the issuance of the Permanent Regulation S Global Security.

Neither the initial offer and sale nor the initial resale of the Securities shall be made to an Institutional Accredited Investor. The Securities resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 3.15 of the Base Indenture shall be issued initially with a zero balance and in the form of a single permanent global security in registered form, substantially in the form of Exhibit C (the “IAI Global Security,” and, together with the 144A Global Security and the Regulation S Global Security, the “Global Securities”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and shall bear the Private Placement Legend.”
SECTION 2.05.    Amendment of Section 4.02 of Fourth Supplemental Indenture    . Section 4.02 of the Fourth Supplemental Indenture is hereby amended by designating the current provisions of such Section as subsection (a) and adding the following new subsections thereafter:
(b)    Amendment of Section 3.03 of the Base Indenture. Section 3.03(g)(iv) of the Base Indenture is hereby amended, but only with respect to the Securities, to add the words “the Private Placement Legend, if applicable, and” after “shall bear” and before “a legend substantially to the following effect.”
(c)    Amendment of Section 3.06 of Base Indenture. Section 3.06 of the Base Indenture is hereby amended, but only with respect to the Securities, as follows:
(i) Section 3.06(a) of the Base Indenture is hereby amended by adding the following subsection (iii) to the end of such section:
“(iii) Interests of beneficial owners in the Securities may be transferred or exchanged in accordance with this Section 3.06 and Section 3.15.”

(ii) Section 3.06(c) of the Base Indenture is hereby amended by adding the words “or in accordance with Section 3.15” in the first sentence of such section after “Except as otherwise provided below” and before “, owners of beneficial interests.”

(iii) Section 3.06 of the Base Indenture is hereby amended by the adding the following subsection (m) to the end of the Section:

“All Securities issued upon any registration of transfer or exchange of Securities that are Restricted Securities shall, except as otherwise provided by Section 3.15, bear the Private Placement Legend.”

(d)    Addition of Section 3.15 to Base Indenture. Article III of the Base Indenture is hereby amended by adding the following new Section 3.15 at the end thereof:
“SECTION 3.15.    Special Transfer and Exchange Provisions.
(a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Restricted Security to any Institutional Accredited Investor which is not a QIB:

(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and any legal opinions, certifications and other information as may be reasonably requested by the Registrar and the Company;

(ii) if the proposed transferee is a Member and the Securities to be transferred consist of Individual Securities which after transfer are to be evidenced by an interest in the IAI Global Security, upon receipt by the Registrar of the Individual Security duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing, and (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (i)(y) of this subsection (a) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall increase the aggregate principal amount of the IAI Global Security in an amount equal to the aggregate principal amount of Individual Securities to be transferred, and the Registrar shall cancel the Individual Securities so transferred;
(iii) if the proposed transferor is a Member seeking to transfer an interest in a Rule 144A Global Security or a Regulation S Global Security, upon receipt by the Security Custodian and the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (i)(y) of this subsection (a) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall (A) decrease the aggregate principal amount of the 144A Global Security or the Regulation S Global Security, as the case may be, from which such interests are to be transferred in an amount equal to the aggregate principal amount of the Securities to be transferred and (B) an increase in the aggregate principal amount of the IAI Global Security in an amount equal to the aggregate principal amount of the Securities to be transferred;

(iv) if the Securities to be transferred consist of Individual Securities which after transfer are to be evidenced by Individual Securities, upon receipt by the Registrar of the Individual Security duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing, and (x) written instructions given in accordance with the Registrar’s procedures and (y) the certificate, if required, referred to in clause (i)(y) of this subsection (a) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer of Individual Securities; and

(v) if the proposed transferor is a Member and the Securities to be transferred will thereafter be evidenced by Individual Securities, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (i)(y) of this subsection (a) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall decrease the aggregate principal amount of the relevant Global Security by the aggregate principal amount of the Securities to be transferred. Thereafter, the Company shall execute, and the Trustee shall authenticate and deliver, Individual Securities to the transferee in accordance with the terms of the Indenture.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Restricted Security to a QIB:

(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the Security stating, or has otherwise advised the Company and the Registrar in writing, that (A) the sale has been made in compliance with the provisions of Rule 144A to a transferee that is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that the transferor reasonably believes that the transferee and any such account is a QIB, (B) the sale has been made in compliance with any applicable blue sky securities laws of the United States of America and (C) the transferor has advised the transferee that the sale to it is being made in reliance on Rule 144A and has received a written acknowledgment from the transferee (a copy of which shall be provided to the Registrar and the Company upon request) that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) if the proposed transferee is a Member and the Securities to be transferred consist of Individual Securities which after transfer are to be evidenced by an interest in the 144A Global Security, upon receipt by the Registrar of the Individual Security duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing and written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall increase the aggregate principal amount of the 144A Global Security in an amount equal to the aggregate principal amount of Individual Securities to be transferred, and the Registrar shall cancel the Individual Securities so transferred;

(iii) if the proposed transferor is a Member seeking to transfer an interest in the IAI Global Security or the Regulation S Global Security which after transfer are to be evidenced by an interest in the 144A Global Security, upon receipt by the Security Custodian and the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall (A) decrease the aggregate principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the aggregate principal amount of the beneficial interest in the IAI Global Security or the Regulation S Global Security, as the case may be, to be transferred and (B) increase the aggregate principal amount of the 144A Global Security in an amount equal to the aggregate principal amount of the Global Securities to be transferred;

(iv) if the Securities to be transferred consist of Individual Securities which after transfer are to be evidenced by Individual Securities, upon receipt by the Registrar of the Individual Security duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing, and written instructions given in accordance with the Registrar’s procedures, the Registrar shall register the transfer of Individual Securities; and

(v) if the proposed transferor is a Member seeking to transfer an interest in the IAI Global Security, the Regulation S Global Security or the 144A Global Security which after transfer are to be evidenced by Individual Securities, upon receipt by the Security Custodian and the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall decrease the aggregate principal amount of the relevant Global Security by the aggregate principal amount of the Securities to be transferred. Thereafter, the Company shall execute, and the Trustee shall authenticate and deliver, Individual Securities to the transferee in accordance with the terms of the Indenture.

(c) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Security:

(i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Security, whether or not such Global Security bears the Private Placement Legend, if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit G stating, among other things, that the proposed transferee is a Non-U.S. Person; and

(ii) if the proposed transferee is a Member, upon receipt by the Registrar of the documents referred to in clause (i) of this subsection (c), if required, and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Security Custodian and the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Temporary Regulation S Global Security.

(d) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of an interest in a Restricted Security to a Non-U.S. Person under Regulation S:

(i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit F from the proposed transferor and such legal opinion, certifications and other information as the Registrar or the Company may reasonably request;

(ii) if the proposed transferee is a Member and the Securities to be transferred consist of Individual Securities which after transfer are to be evidenced by an interest in the Permanent Regulation S Global Security, upon receipt by the Registrar of (x) the documents required by clause (i) of this subsection (d) and (y) written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall increase the aggregate principal amount of the Permanent Regulation S Global Security in an amount equal to the aggregate principal amount of the Individual Securities to be transferred, and the Registrar shall cancel the Individual Securities so transferred;

(iii) if the proposed transferor is a Member seeking to transfer an interest in the 144A Global Security or the IAI Global Security, upon receipt by the Security Custodian and the Registrar of (x) the documents required by clause (i) of this subsection (d) and (y) written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall (A) decrease the aggregate principal amount of the 144A Global Security or the IAI Global Security, as the case may be, in an amount equal to the aggregate principal amount of the beneficial interest in the 144A Global Security or the IAI Global Security, as the case may be, to be transferred and (B) increase the aggregate principal amount of the Permanent Regulation S Global Security in an amount equal to the aggregate principal amount of the Global Securities to be transferred;

(iv) if the Securities to be transferred consist of Individual Securities which after transfer are to be evidenced by Individual Securities, upon receipt by the Registrar of the Individual Security duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing, and (x) the documents required by clause (i) of this subsection (d) and (y) written instructions given in accordance with the Registrar’s procedures, the Registrar shall register the transfer of such Individual Securities; and

(v) if the proposed transferor is a Member and the Securities seeking to transfer an interest in the Permanent Regulation S Global Security which after transfer are to be evidenced by Individual Securities, upon receipt by the Security Custodian and the Registrar of the (x) the documents required by clause (i) of this subsection (d) and (y) written instructions given in accordance with the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall decrease the aggregate principal amount of the relevant Global Security by the aggregate principal amount of the Securities to be transferred. Thereafter, the Company shall execute, and the Trustee shall authenticate and deliver, Individual Securities to the transferee in accordance with the terms of the Indenture.

(e) Exchange Offer; Private Exchange.

(i) Upon the occurrence of an Exchange Offer in accordance with the terms of a registration rights agreement, the Company will issue and, upon receipt of an authentication order in accordance with Section 3.03, the Trustee shall authenticate one or more Global Securities and/or Individual Securities not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the

Global Securities or Individual Securities, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

(ii) Upon the occurrence of a Private Exchange in accordance with the terms of a of a registration rights agreement, the Company will issue, if necessary, and, upon receipt of an authentication order in accordance with Section 3.03, the Trustee shall authenticate one or more Global Securities and/or Individual Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Securities or Individual Securities, as the case may be, being exchanged and having the status of an unsold allotment in the initial distribution of the Securities, which, in each case, shall bear such legends and/or notations as the Company and the Trustee reasonably deem appropriate.

(iii) Concurrently with the issuance of such Exchange Securities and/or Private Exchange Securities, the Security Custodian and the Registrar shall cause the aggregate principal amount of the applicable Global Securities bearing the Private Placement Legend to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Individual Securities so accepted Individual Securities in the appropriate principal amount. Individual Securities exchanged for Exchange Securities and/or Private Exchange Securities will be canceled by the Trustee in accordance with Section 3.09.

(f) Other Transfers. The following provisions shall apply with respect to any transfer of an interest in a Restricted Security other than those set forth in subsections (b), (c), (d) and (e) above:

        (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit H hereto and any legal opinions, certifications and other information as may be reasonably requested by the Trustee and the Company;

(ii) if the proposed transferee is a Member and the Securities to be transferred consist of Individual Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of the Individual Security duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing, and (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the certificate referred to in clause (i)(y) of this subsection (f) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall increase the aggregate principal amount of the relevant Global Security in an amount equal to the aggregate principal amount of Individual Securities to be transferred, and the Registrar shall cancel the Individual Securities so transferred;
(iii) if the proposed transferor is a Member seeking to transfer an interest in a Global Security and the Securities to be transferred will thereafter be evidenced by an interest in a Global Security, upon receipt by the Security Custodian and the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the certificate referred to in clause (i)(y) of this subsection (f) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer and reflect on its books and records the date and aggregate principal amount of the Securities to be transferred;

(iv) if the Securities to be transferred consist of Individual Securities which after transfer are to be evidenced by Individual Securities, upon receipt by the Registrar of the Individual Security duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing, and (x) written instructions given in accordance with the Registrar’s procedures and (y) the certificate referred to in clause

(i)(y) of this subsection (f) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer of Individual Securities; and

(v) if the proposed transferor is a Member seeking to transfer an interest in a Global Security and the Securities to be transferred will thereafter be evidenced by Individual Securities, upon receipt by the Security Custodian and the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the certificate referred to in clause (i)(y) of this subsection (f) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall decrease the aggregate principal amount of the relevant Global Security by the aggregate principal amount of the Securities to be transferred. Thereafter, the Company shall execute, and the Trustee shall authenticate and deliver, Individual Securities to the transferee in accordance with the terms of the Indenture.

(g) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Trustee a legal opinion reasonably satisfactory to the Company and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

(h) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.15. All legal opinions, certifications and other information submitted to the Trustee or Registrar pursuant to this Section 3.15 to effect a registration of transfer or exchange may be submitted by facsimile. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with, or have any responsibility with respect to, the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Securities.

(i) Special Interest. If Special Interest becomes payable pursuant to the terms of a registration rights agreement among the Company, the subsidiary guarantors party thereto and the initial purchasers of any Restricted Securities, Special Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on such Restricted Securities. If Special Interest becomes payable on such Restricted Securities, the Company shall provide an Officer’s Certificate to the Trustee on or before the record date for each Interest Payment Date such Special Interest is payable setting forth the accrual period and the amount of such Special Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Company relating to Special Interest to any Holder upon request. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Special Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Special Interest is payable, or with respect to the nature, extent, or calculation of the amount of any Special Interest owed, or with respect to the method employed in such calculation of any Special Interest.”

SECTION 2.06.    Amendment of Section 4.03 of Fourth Supplemental Indenture    . Section 4.03 of the Fourth Supplemental Indenture is hereby amended and restated to read in its entirety as follows:
“SECTION 4.03. Amendment of Article IV of Base Indenture. Section 4.02(a) of the Base Indenture is hereby amended, but only with respect to the Securities, by deleting the words “the Trustee shall select, by lot or in such other manner as the Trustee shall deem appropriate”, and replacing such deleted words with “if the Securities are Global Securities, the Securities to be redeemed will be selected by the Depositary in accordance with applicable Depositary procedures, and if the Securities to be redeemed are not Global Securities, the Trustee shall select, on a pro rata basis to the extent practicable”.”
ARTICLE III
AMENDMENT OF EXISTING INDENTURE
SECTION 3.01.    Amendment of Section 6.06 of Existing Indenture. Section 6.06(c) of the Existing Indenture is hereby amended, but only with respect to the Initial Securities and any Additional Securities issued on or after the date hereof, to add the following parenthetical after “by first-class mail” and before “to each Holder”: “(or with respect to Global Securities, to the extent permitted or required by applicable Depositary procedures or regulations, send electronically).”
SECTION 3.02.    Amendment of Section 6.08 of Existing Indenture. Section 6.08(b) of the Existing Indenture is hereby amended, but only with respect to the Initial Securities and any Additional Securities issued on or after the date hereof, (i) to add the following parenthetical after “the Company shall mail” and before “a notice”: “(or with respect to Global Securities, to the extent permitted or required by applicable Depositary procedures or regulations, send electronically),” and (ii) to delete the word “mailed” in subsection (iii) and add the word “sent” in its place.
SECTION 3.03.    Amendment of Section 12.01 of Existing Indenture. Section 12.01(a) of the Existing Indenture is hereby amended, but only with respect to the Initial Securities and any Additional Securities issued on or after the date hereof, to delete the word “mailing” after “as a result of the” and before “of a notice” and to add the word “sending” in its place.
SECTION 3.04.    Amendment of Sections 14.01 and 14.02 of Existing Indenture    . Sections 14.01 and 14.02 of the Existing Indenture are hereby amended, but only with respect to the Initial Securities and any Additional Securities issued on or after the date hereof, to add the following parenthetical after “the Company shall mail” and before “to Holders a notice” in each such Section: “(or with respect to Global Securities, to the extent permitted or required by applicable Depositary procedures or regulations, send electronically).”
ARTICLE IV
MISCELLANEOUS
SECTION 4.01.    Integral Part. This Sixth Supplemental Indenture constitutes an integral part of the Indenture.
SECTION 4.02.    Adoption, Ratification and Confirmation. The Existing Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
SECTION 4.03.    Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.
SECTION 4.04.    Severability. Should any provision of this Sixth Supplemental Indenture for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Sixth Supplemental Indenture, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.
SECTION 4.05.    Governing Law.     THIS SIXTH SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 4.06.    Trustee Makes No Representation. The Trustee makes no representation and shall not be responsible or accountable as to the validity, execution by the other parties hereto or thereto or sufficiency of this Sixth Supplemental Indenture or of the Securities or Subsidiary Guarantees. The recitals and statements herein are deemed to be those of the Company and Subsidiary Guarantors and not of the Trustee and the Trustee shall not be held responsible in any manner whatsoever for their correctness. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.
SECTION 4.07.    Damages Limitation. In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Company hereby confirms to the Trustee that this Sixth Supplemental Indenture has not resulted in a material modification of the Initial Securities for Foreign Accounting Tax Compliance Act purposes.
SECTION 4.08.    U.S.A. PATRIOT Act. The Company and the Subsidiary Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Sixth Supplemental Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Supplemental Indenture on the date first set forth above.
HEALTHSOUTH CORPORATION, as Issuer

By:     /s/ Douglas E. Coltharp
Name: Douglas E. Coltharp
Title: Executive Vice President and Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Sixth Supplemental Indenture]

GUARANTORS
CMS Jonesboro Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HEALTHSOUTH LTAC of Sarasota, Inc.
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Nittany Valley, Inc.
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HEALTHSOUTH of Treasure Coast, Inc.
HEALTHSOUTH of Yuma, Inc.
HEALTHSOUTH Rehabilitation Center, Inc.
HEALTHSOUTH Rehabilitation Center of New Hampshire, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HealthSouth Rehabilitation Hospital of Montgomery, Inc.
HealthSouth Rehabilitation Hospital of San Juan, Inc.
HealthSouth Rehabilitation Hospital of Texarkana, Inc.
HealthSouth Rehabilitation Hospital The Woodlands, Inc.
HealthSouth Rehabilitation Institute of San Antonio, (RIOSA), Inc.
Lakeshore System Services of Florida, Inc.
Rehab Concepts Corp.
Rehabilitation Hospital of Colorado Springs, Inc.
Rehabilitation Hospital of Nevada-Las Vegas, Inc.
Sherwood Rehabilitation Hospital, Inc.
Tarrant County Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.
Western Neuro Care, Inc.

By: /s/ Edmund M. Fay
Name: Edmund M. Fay
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Sixth Supplemental Indenture]

Lakeview Rehabilitation Group Partners
By: Continental Medical of Kentucky, Inc.
Its: General Partner

Southern Arizona Regional Rehabilitation Hospital, L.P.
By: Continental Rehabilitation Hospital of Arizona, Inc.
Its: General Partner

Western Medical Rehab Associates, L.P.
By: Western Neuro Care, Inc.
Its: General Partner

By: /s/ Edmund M .Fay
Name: Edmund M. Fay
Title: Authorized Signatory

[Signature Page to Sixth Supplemental Indenture]

Advantage Health, LLC
HealthSouth Arizona Real Estate, LLC
HEALTHSOUTH Aviation, LLC
HealthSouth Bakersfield Rehabilitation Hospital, LLC
HealthSouth California Real Estate, LLC
HealthSouth Cardinal Hill Rehabilitation Hospital, LLC
HealthSouth Colorado Real Estate, LLC
HealthSouth Deaconess Holdings, LLC
HealthSouth East Valley Rehabilitation Hospital, LLC
HealthSouth Harmarville Rehabilitation Hospital, LLC
HealthSouth Johnson City Holdings, LLC
HealthSouth Joint Ventures Holdings, LLC
HealthSouth Kansas Real Estate, LLC
HealthSouth Kentucky Real Estate, LLC
HealthSouth Littleton Rehabilitation, LLC
HealthSouth Martin County Holdings, LLC
HealthSouth Middletown Rehabilitation Hospital, LLC
HealthSouth Nevada Real Estate, LLC
HealthSouth New Mexico Real Estate, LLC
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC
HealthSouth Ohio Real Estate, LLC
HealthSouth Owned Hospitals Holdings, LLC
HealthSouth Pennsylvania Real Estate, LLC
HealthSouth Plano Rehabilitation Hospital, LLC
HealthSouth Properties, LLC
HealthSouth Reading Rehabilitation Hospital, LLC
HealthSouth Real Estate, LLC
HealthSouth Real Property Holding, LLC
HealthSouth Rehabilitation Hospital at Drake, LLC
HealthSouth Rehabilitation Hospital of Arlington, LLC
HealthSouth Rehabilitation Hospital of Beaumont, LLC
HealthSouth Rehabilitation Hospital of Charleston, LLC
HealthSouth Rehabilitation Hospital of Cypress, LLC
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC
HealthSouth Rehabilitation Hospital of Gadsden, LLC
HealthSouth Rehabilitation Hospital of Henderson, LLC
HealthSouth Rehabilitation Hospital of Humble, LLC
HealthSouth Rehabilitation Hospital of Largo, LLC
HealthSouth Rehabilitation Hospital of Las Vegas, LLC
HealthSouth Rehabilitation Hospital of Marion County, LLC
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC
HealthSouth Rehabilitation Hospital of Miami, LLC
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC
HealthSouth Rehabilitation Hospital of Modesto, LLC
HealthSouth Rehabilitation Hospital of New Mexico, LLC
HealthSouth Rehabilitation Hospital of Newnan, LLC
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC
HealthSouth Rehabilitation Hospital of Petersburg, LLC
HealthSouth Rehabilitation Hospital of Sarasota, LLC
HealthSouth Rehabilitation Hospital of Seminole County, LLC
HealthSouth Rehabilitation Hospital of Sewickley, LLC
HealthSouth Rehabilitation Hospital of South Jersey, LLC
HealthSouth Rehabilitation Hospital of Sugar Land, LLC
HealthSouth Rehabilitation Hospital of Tallahassee, LLC

[Signature Page to Sixth Supplemental Indenture]

HealthSouth Rehabilitation Hospital of Utah, LLC
HealthSouth Rehabilitation Institute of Tucson, LLC
HealthSouth Savannah Holdings, LLC
HealthSouth Scottsdale Rehabilitation Hospital, LLC
HealthSouth Sea Pines Holdings, LLC
HealthSouth South Carolina Real Estate, LLC
HealthSouth Specialty Hospital of North Louisiana, LLC
HealthSouth Sub-Acute Center of Mechanicsburg, LLC
HealthSouth Sunrise Rehabilitation Hospital, LLC
HealthSouth Support Companies, LLC
HealthSouth Texas Real Estate, LLC
HealthSouth Tucson Holdings, LLC
HealthSouth Utah Real Estate, LLC
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC
HealthSouth Virginia Real Estate, LLC
HealthSouth Walton Rehabilitation Hospital, LLC
HealthSouth West Virginia Real Estate, LLC
HealthSouth Westerville Holdings, LLC
HealthSouth of East Tennessee, LLC
HealthSouth of Erie, LLC
HealthSouth of Fort Smith, LLC
HealthSouth of Pittsburgh, LLC
HealthSouth of Toms River, LLC
HealthSouth of York, LLC
New England Rehabilitation Management Co., LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of Plano, LLC
Rehabilitation Institute of Western Massachusetts, LLC

By: /s/ Edmund M. Fay
Name: Edmund M. Fay
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Sixth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:     /s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]

EXHIBIT C
FORM OF FACE OF SECURITY
[Insert the applicable legends from Exhibit D]

5.75% Senior Notes Due 2024

NO.    CUSIP No. [ ]
ISIN No. [ ]
HEALTHSOUTH CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $ Dollars on November 1, 2024.
Interest Payment Dates: May 1 and November 1.
Record Dates: April 15 and October 15.
Additional provisions of this Security are set forth on the other side of this Security.

C-1

Dated:

HEALTHSOUTH CORPORATION
By
Name:
Title:
                     By     ___________________________________
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Date of authentication:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By __________________________
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
5.75% Senior Note Due 2024
1.Interest
HealthSouth Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year, commencing . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from . Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2.Method of Payment
The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.Paying Agent and Registrar
Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4.Indenture
The Company issued the Securities under the fourth supplemental indenture, dated September 11, 2012, as supplemented by the sixth supplemental indenture, dated August 7, 2015, to the indenture dated as of December 1, 2009 (together with the supplemental indentures, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 6.03 of the Indenture, to issue Additional Securities pursuant to Section 3.14 of the Indenture. The Securities issued on August 7, 2015, and any Additional Securities, will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries;

consolidate, merge or transfer all or substantially all of its assets; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.
5.Optional Redemption
Except as set forth below, the Company shall not be entitled to redeem the Securities.
On and after November 1, 2017, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Period	Redemption Price
2017	102.875%
2018	101.917%
2019	100.958%
2020 and thereafter	100.000%
In addition, prior to November 1, 2015, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 105.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.
Prior to November 1, 2017, the Company shall be entitled at its option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
6.Notice of Redemption
Notice of redemption will be mailed (or with respect to Global Securities, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7.Put Provisions
Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.Guarantee
The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9.Denominations; Transfer; Exchange
The Securities are in registered form without coupons in denominations of $2,000 principal amount and any greater integral multiple of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
10.Persons Deemed Owners
Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.
11.Unclaimed Money
If money for the payment of principal or interest on any Securities remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request at the end of the two years after such principal or interest has become due or payable, unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company as general creditors and not to the Trustee for payment.
12.Discharge and Defeasance
Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
13.Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to conform the text of the Indenture or the Securities to any provision of the “Description of Notes” section of the Prospectus Supplement under certain circumstances, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.

14.Defaults and Remedies
Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase

Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $50 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $50 million; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15.Trustee Dealings with the Company
Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Co-Registrar or Co-Paying Agent may do the same with like rights.
16.No Recourse Against Others
A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
17.Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18.Abbreviations
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20.    Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture, which has in it the text of this Security in larger type[, and the Registration Rights Agreement (as defined herein)]. Requests may be made to:

3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
Attention: General Counsel

[21.     Registration Rights Agreement

The Holder of this Security is entitled to the benefits of the registration rights agreement (the “Registration Rights Agreement”) between the Company, the Subsidiary Guarantors and the initial purchasers named therein, dated [ ]. In certain circumstances, the Company may be obligated to pay liquidated damages in the form of special interest.]1

1This Section not to appear on Exchange Securities, Private Exchange Securities or Additional Securities unless required by the terms of such Additional Securities.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

DATE:     YOUR SIGNATURE:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of this Security occurring prior to the date which is the day following the expiration of the applicable holding period set forth in Rule 144(d) of the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:
[Check One]

(1) ☐to Company or a subsidiary thereof; or

(2) ☐ to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3) ☐; to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ☐; outside the United States to a non-“U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act and, if the transfer is being made prior to the expiration of the 40-day distribution compliance period as defined in Regulation S, the Securities shall be held immediately thereafter through the Euroclear System or Clearstream Banking, S.A.; or

(5) ☐; pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(6) ☐; pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐; The transferee is an Affiliate of the Company.

Unless one of the foregoing items (1) through (6) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items (1) through (6) are checked, the Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.15 of the Indenture shall have been satisfied.

BOX TO BE CHECKED IF TRANSFEROR CHECKED BOX 2 ABOVE

☐; The undersigned represents and warrants that, that the transfer will be made (A) in compliance with the provisions of Rule 144A to a transferee that is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that the transferor reasonably believes that the transferee and any such account is a QIB, and (B) the sale has been made in compliance with any applicable blue sky securities laws of the United States of America.

Dated: _________________________        Signed:_________________________________________
(Sign exactly as name appears on the other side of                             this Security)

Signature Guarantee:_________________________________________________________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Act.

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease	Amount of increase	Principal amount of	Signature of
	in Principal amount	in Principal amount	this Global Security	authorized signatory of Trustee or
	of this Global	of this Global	following such	Securities
	Security	Security	decrease or increase	Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security purchased by the Company pursuant to Section 6.06 or 6.08 of the Indenture, check the box: ☐
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.06 or 6.08 of the Indenture, state the amount in principal amount: $

Dated: _____________________________________________	Your Signature:_____________________________________
(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee:	____________________________________________________________________ (Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT D
FORM OF LEGENDS

Each Global Security and Individual Security that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act, unless otherwise agreed by the Company and the Holder thereof or if such legend is no longer required by Section 3.15(g) of the Indenture:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (E) PURSUANT TO OFFERS AND SALES TO “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR 7 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY “DISTRIBUTION” AS DEFINED IN AND IN VIOLATION OF THE SECURITIES ACT, (F) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (G) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

Each Temporary Regulation S Global Security shall also bear the following legend:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED

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ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Global Security authenticated and delivered hereunder shall also bear the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Each Individual Security authenticated and delivered hereunder shall also bear the following legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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EXHIBIT E
FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

Date:

Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re: Transfer of 5.75% Senior Notes due 2024 of HealthSouth Corporation (the “Company”)

Ladies and Gentlemen:

In connection with our proposed purchase of the Company’s 5.75% Senior Notes due 2024 (the “Securities”), we confirm that:

1.
We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act, and all applicable state securities laws.

2.
We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person whom we reasonably believe to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Registrar a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Registrar),

(iv) outside the United States to a person that is not a U.S. person (as defined in Rule 902 of Regulation S, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or another available exemption under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

3.
We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled “Transfer Restrictions” of the offering circular pursuant to which the Securities were sold.

4.
We understand that, on any proposed resale of any Securities, we will be required to furnish to the Registrar, the Security Custodian and the Company such legal opinions, certifications and other information as the Registrar, the Security Custodian and the Company may reasonably request to confirm

E-1

that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

5.
We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6.
We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

7.	Capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

You, as Registrar, the Security Custodian, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee]

By:____________________
Name:
Title:

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EXHIBIT F
FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS OF PURSUANT TO REGULATION S

Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re: Transfer of 5.75% Senior Notes due 2024 (the “Securities”) of HealthSouth Corporation (the             “Company”)

Ladies and Gentlemen:
In connection with our proposed sale of $[ ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent as follows (check one of the boxes in the first or second paragraphs):
(1) Transfer Pursuant to Regulation S. ☐;
(a) the offer of the Securities was not made to a person in the United States;
(b) either (i) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 (b) or Rule 904(b) of Regulation S under the Securities Act, as applicable; and
(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
(2) Transfer Pursuant to Rule 144 of the Securities Act. ☐;
(a) such transfer has been made in accordance with Rule 144 of the Securities Act.
(3) Other Representations. We represent that we have advised the transferee of the transfer restrictions applicable to the Securities.

F-1

You, as Registrar, the Security Custodian, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,
[Name of Transferor]
By:______________________
Authorized Signatory

F-2

EXHIBIT G

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS OF TEMPORARY REGULATION S GLOBAL NOTE

Date:

Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re: Transfer of 5.75% Senior Notes due 2024 (the “Securities”) of HealthSouth Corporation (the                 “Company”)
Dear Sirs:
This letter relates to U.S. $[ ] principal amount of Securities represented by a certificate (the “Legended Certificate”) which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 3.15(c) of the indenture, dated as of December 1, 2009 (the “Base Indenture”), as supplemented by the fourth supplemental indenture (the “Fourth Supplemental Indenture”), dated as of September 11, 2012 and as further supplemented by the sixth supplemental indenture, dated as of August 7, 2015 (together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”), by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association (as successor in interest to The Bank of Nova Scotia Trust Company of New York), as trustee, relating to the Securities, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
You, as Registrar, the Security Custodian, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,
[Name of Holder]
By:______________________
Authorized Signatory

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EXHIBIT H
FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH OTHER TRANSFERS OF SECURITIES

Date:

Wells Fargo Bank – DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re: Transfer of 5.75% Senior Notes due 2024 (the “Securities”) of HealthSouth Corporation (the                 “Company”)

Ladies and Gentlemen:

In connection with our proposed purchase of the Securities, we confirm that (check the appropriate box):

1.
The transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States of America, and

☐; such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
☐; such transfer is being effected to the Company or a subsidiary thereof;
or
☐; such transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

2.
☐; (i) The transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the indenture, dated as of December 1, 2009 (the “Base Indenture”), as supplemented by the fourth supplemental indenture (the “Fourth Supplemental Indenture”), dated as of September 11, 2012 and as further supplemented by the sixth supplemental indenture, dated as of August 7, 2015 (together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”), by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association (as successor in interest to The Bank of Nova Scotia Trust Company of New York), as trustee, and any applicable blue sky securities laws of any state of the United States of America and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Securities and in the Indenture.

3.	Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

H-1

You, as Registrar, the Security Custodian, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee]

By:____________________
Name:
Title:

H-2